April 16, 2013

Northern Lights Fund Trust

80 Arkay Drive

Hauppauge, NY 11788

Gentlemen:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 478 to the Registration Statement, File Nos. 333-122917 and 811-21720 (the “Registration Statement”), of Northern Lights Fund Trust (the “Trust”).

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed.  We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that, after Post-Effective Amendment No. 478 is effective for purposes of applicable federal and state securities laws, the shares of each fund listed on the attached Exhibit A (the “Funds”), if issued in accordance with the then current Prospectus and Statement of Additional Information of the applicable Fund, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to matters of Delaware statutory trust law and United States Federal law as such laws exist today; we express no opinion as to the effect of any applicable law of any other jurisdiction.  We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention, or changes in law that may hereafter occur.

We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 478 to the Registration Statement.  This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent.  This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP

JMS/MVW

EXHIBIT A

1.

7Twelve Balanced Fund

2.

13D Activist Fund

3.

Adaptive Allocation Fund

4.

Altegris Equity Long Short Fund

5.

Altegris Fixed Income Long Short Fund

6.

Altegris Future Evolution Strategy Fund

7.

Altegris Macro Strategy Fund

8.

Altegris Managed Futures Strategy Fund

9.

Altegris Multi-Strategy Alternative Fund

10.

Altrius Small Cap Value Fund

11.

Ascendant Balanced Fund

12.

Ascendant Multicap Equity Fund

13.

Ascendant Natural Resources Fund

14.

Ascendant Natural Resources Master Fund

15.

Ascendant Patriot Fund

16.

Astor Active Income ETF Fund

17.

Astor S.T.A.R. ETF Fund

18.

Astor Long/Short ETF Fund

19.

BTS Bond Asset Allocation Fund

20.

BTS Diversified Income Fund

21.

BTS Tactical Fixed Income Fund

22.

Bandon Isolated Alpha Fixed Income Fund

23.

Beech Hill Total Return Fund

24.

Biondo Focus Fund

25.

Biondo Growth Fund

26.

Bishop Volatility Flex Fund

27.

CIFG MaxBalanced Fund

28.

CMG Global Equity Fund

29.

CMG Managed High Yield Fund

30.

CMG SR Tactical Bond Fund

31.

CMG Tactical Equity Strategy Fund

32.

CWC Small Cap Aggressive Value Fund

33.

Chadwick & D’Amato Fund

34.

Changing Parameters Fund

35.

Diversified Risk Parity Fund

36.

The Collar Fund

37.

The Currency Strategies Fund

38.

Eagle MLP Strategy Fund

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39.

EAS Alternative Fund

40.

EAS Trademark Capital Global Fund

41.

The FX Strategy Fund

42.

GMG Defensive Beta Fund

43.

GPS Multiple Strategy Fund

44.

Generations Multi-Strategy Fund

45.

Ginkgo Multi-Strategy Fund

46.

The Giralda Fund

47.

Grant Park Managed Futures Strategy Fund

48.

Incline Capital Trend Following Fund

49.

Investment Partners Opportunities Fund

50.

Iron Horse Fund

51.

KCM Macro Trends Fund

52.

The Lacerte Guardian Fund

53.

Leader Short-Term Bond Fund

54.

Leader Total Return Fund

55.

Makefield Managed Futures Strategy Fund

56.

MutualHedge Frontier Legends Fund

57.

MutualHedge Equity Long-Short Legends Fund

58.

MutualHedge Event Driven Legends Fund

59.

Navigator Equity Hedged Fund

60.

PSI Market Neutral Fund

61.

PSI Total Return Fund

62.

PSI Strategic Growth Fund

63.

PSI Tactical Growth Fund

64.

PTA Comprehensive Alternatives Fund

65.

Pacific Alternative Strategies Fund

66.

Pacific Balanced Fund

67.

Pacific Financial Core Equity Fund

68.

Pacific Financial Explorer Fund

69.

Pacific Financial Faith & Values Based Conservative Fund

70.

Pacific Financial Faith & Values Based Moderate Fund

71.

Pacific Financial Faith & Values Based Aggressive Fund

72.

Pacific Financial Flexible Growth & Income Fund

73.

Pacific Foundational Asset Allocation Fund

74.

Pacific Financial International Fund

75.

Pacific Financial Strategic Conservative Fund

76.

Pacific Financial Tactical Fund

77.

Power Income Fund

78.

Princeton Futures Strategy Fund

79.

Quantitative Managed Future Strategy Fund

80.

Rady Bear Fund

81.

Rady Commodity Equity Fund

82.

Rady Growth and Income Fund

83.

Rady Monthly High Income Fund

84.

Rady Multi-Strategy Alternative Fund

85.

Rady Small Cap Value Fund

86.

Rady Tactical Long/Short Fund

87.

RPG Premium Emerging Markets Sector Fund

88.

SCA Absolute Return Fund

89.

SCA Directional Fund

90.

Sandalwood Multi-Strategy Opportunity Fund

91.

Sierra Core Retirement Fund

92.

Sierra Strategic Income Fund

93.

SouthernSun Small Cap Fund

94.

SouthernSun U.S. Equity Fund

95.

Tatro Capital Tactical Appreciation Fund

96.

Toews Hedged Commodities Fund

97.

Toews Hedged Emerging Markets Fund

98.

Toews Hedged Growth Allocation Fund

99.

Toews Hedged High Yield Bond Fund

100.

Toews Hedged International Developed Markets Fund

101.

Toews Hedged Large-Cap Fund

102.

Toews Hedged Small & Mid Cap Fund

103.

Toews Unconstrained Fixed Income Fund

104.

TransWestern Institutional Short Duration Government Bond Fund

105.

Triex Tactical Long/Short Fund

106.

Wade Tactical Long Short Fund

107.

Wintrust Capital Disciplined Equity Fund

108.

Wintrust Capital Small Cap Opportunity Fund

109.

Zeo Strategic Income Fund

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